Provident Financial Services, Inc. Announces Increased Quarterly Earnings and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, October 29, 2010 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $13.5 million, or $0.24 per basic and diluted share for the quarter ended September 30, 2010, compared to net income of $8.7 million, or $0.15 per basic and diluted share for the quarter ended September 30, 2009.

For the nine months ended September 30, 2010, the Company reported net income of $37.6 million, or $0.66 per basic and diluted share.  Excluding a non-cash goodwill impairment charge recorded in the first quarter of 2009, net operating income for the nine months ended September 30, 2009 was $23.9 million, or $0.43 per basic and diluted share.  The Company recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009.  This accounting charge resulted in a net loss of $128.6 million, or $2.29 per basic and diluted share for the nine months ended September 30, 2009.

The third quarter and year-to-date results for the period ended September 30, 2010 benefitted from lower funding costs, with net interest income increasing $7.7 million and $23.5 million, respectively, as compared with the same periods in 2009.  This improvement was partially offset by increases in the provision for loan losses of $2.1 million and $8.5 million for the three and nine months ended September 30, 2010, respectively, compared with the same periods in 2009, due to increases in non-performing loans, downgrades in credit risk ratings, and an increase in commercial loans as a percentage of the total loan portfolio.  In addition, prior year earnings and per share data for the nine months ended September 30, 2009, were impacted by an industry-wide special assessment imposed by the FDIC as part of a plan to restore the deposit insurance fund.  The cost of this special assessment to the Company in the second quarter of 2009 was $1.9 million, or $0.03 per basic and diluted share, net of tax.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our solid third quarter results are attributable to the continued improvement in our net interest income, modest expansion of our net interest margin and our ongoing management of funding costs and expenses.”  Martin added, “As the national and local economic outlook remains weak and the pace of the recovery continues to lag, we increased our allowance for loan losses during the third quarter, while further strengthening our capital position.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on November 30, 2010, to stockholders of record as of the close of business on November 15, 2010.

Balance Sheet Summary

Total assets at September 30, 2010 were $6.78 billion, a decrease of $53.9 million from $6.84 billion at December 31, 2009, due primarily to decreases in loans, other assets, cash and cash equivalents, partially offset by an increase in securities available for sale.

Cash and cash equivalents decreased $16.3 million to $107.4 million at September 30, 2010, from $123.7 million at December 31, 2009.  The Company utilized these funds to purchase securities available for sale and repay maturing borrowings.

Total investments increased $42.3 million, or 2.5%, during the nine months ended September 30, 2010.  The increase was primarily due to purchases of Agency-guaranteed mortgage-backed securities.  The Company sold $18.1 million of Agency-guaranteed mortgage-backed securities as part of its interest rate risk management process during the first quarter of 2010, resulting in net gains of $817,000.

The Company’s net loans decreased $47.6 million, or 1.1%, to $4.28 billion at September 30, 2010, from $4.32 billion at December 31, 2009.  Loan originations totaled $759.8 million and loan purchases totaled $69.1 million for the nine months ended September 30, 2010.  Compared with December 31, 2009, residential mortgage loans decreased $77.5 million, construction loans decreased $61.9 million, commercial loans decreased $46.1 million, and consumer loans decreased $17.9 million, while commercial mortgage and multi-family mortgage loans increased $85.9 and $78.2 million, respectively.  The decrease in residential mortgage loans was due in part to the sale of $12.4 million of newly originated 30-year fixed-rate loans as part of the Company’s ongoing interest rate risk management process.  Commercial real estate, commercial and construction loans represented 54.3% of the loan portfolio at September 30, 2010, compared to 52.5% at December 31, 2009.

At September 30, 2010, the Company’s unfunded loan commitments totaled $823.7 million, including $317.3 million in commercial loan commitments, $133.9 million in commercial mortgage commitments, and $74.6 million in construction loan commitments.  Unfunded loan commitments at June 30, 2010 were $745.1 million.

Other assets decreased $25.8 million, or 29.4%, to $61.8 million at September 30, 2010, from $87.6 million at December 31, 2009, primarily due to the settlement of equity fund redemptions that were pending as of December 31, 2009, the amortization of prepaid FDIC insurance, and income tax accruals.

Total deposits at September 30, 2010 were $4.90 billion, an increase of $5.4 million from December 31, 2009.  Core deposits, consisting of savings and demand deposit accounts, increased $183.2 million, or 5.4%, to $3.57 billion at September 30, 2010, compared with December 31, 2009.  The majority of the core deposit increase occurred in retail and business checking deposits.  Time deposits decreased $177.8 million, or 11.8%, to $1.33 billion at September 30, 2010, with the majority of the decrease occurring in the 15-month and shorter maturity categories.  The Company remains focused on cultivating core deposit relationships, while strategically permitting the run-off of certain higher-cost, single-service time deposits. Core deposits represented 72.9% of total deposits at September 30, 2010, compared to 69.2% at December 31, 2009.

Borrowed funds were reduced by $95.6 million, or 9.6%, during the nine months ended September 30, 2010, to $903.6 million, as the Company deployed excess liquidity arising from increased core deposit funding, and cash inflows from the loan portfolio.  Borrowed funds represented 13.3% of total assets at September 30, 2010, a reduction from 14.6% at December 31, 2009.

Common stock repurchases for the nine months ended September 30, 2010 totaled 17,600 shares at an average cost of $10.86 per share.  At September 30, 2010, 2.1 million shares remained eligible for repurchase under the current Board authorization.  At September 30, 2010, book value per share and tangible book value per share were $15.37 and $9.45, respectively, compared with $14.79 and $8.80, respectively, at December 31, 2009.

Results of Operations

Net Interest Margin

The net interest margin for the quarter ended September 30, 2010 was 3.50%, an increase of 2 basis points from 3.48% for the quarter ended June 30, 2010, and a 49 basis point increase from 3.01% for the quarter ended September 30, 2009.  The increase in the net interest margin for the three months ended September 30, 2010, versus the trailing quarter and the quarter ended September 30, 2009, was primarily attributable to decreases in the cost of interest-bearing liabilities.  The weighted average yield on interest-earning assets was 4.74% for the three months ended September 30, 2010, compared with 4.81% for the trailing quarter and 4.84% for the three months ended September 30, 2009.  The weighted average cost of interest-bearing liabilities was 1.42% for the quarter ended September 30, 2010, compared with 1.51% for the trailing quarter and 2.07% for the third quarter of 2009.  The average cost of deposits for the three months ended September 30, 2010 was 1.05%, compared with 1.13% for the trailing quarter and 1.73% for the same period last year.  The average cost of borrowings for the three months ended September 30, 2010 was 3.15%, compared with 3.27% for the trailing quarter and 3.50% for the same period last year.

For the nine months ended September 30, 2010, the net interest margin increased 43 basis points to 3.45%, compared with 3.02% for the nine months ended September 30, 2009.  The weighted average yield on interest-earning assets declined 22 basis points to 4.78% for the nine months ended September 30, 2010, compared with 5.00% for the nine months ended September 30, 2009.  However, the weighted average cost of interest-bearing liabilities declined 72 basis points to 1.52% for the nine months ended September 30, 2010, compared with 2.24% for the same period in 2009.  The average cost of deposits for the nine months ended September 30, 2010 was 1.15%, compared with 1.90% for the same period last year.  The average cost of borrowings for the nine months ended September 30, 2010 was 3.26%, compared with 3.52% for the same period last year.

Non-Interest Income

Non-interest income totaled $7.8 million for the quarter ended September 30, 2010, a decrease of $785,000 compared to the same period in 2009.  Fee income for the quarter ended September 30, 2010 decreased $635,000, or 9.5%, compared to the same period in 2009, primarily as a result of a decrease in equity fund income due to the redemption of equity fund holdings in late 2009.  In addition, net gains on securities transactions declined $179,000 for the quarter ended September 30, 2010, compared with the same quarter in 2009.  Other income for the quarter ended September 30, 2010 totaled $482,000, a decrease of $522,000 compared to the same period in 2009.  The decrease in other income was primarily attributable to a reduction in gains resulting from fewer loan sales.  Income related to Bank-owned life insurance decreased $150,000 for the three month period ended September 30, 2010, compared to the same period in 2009, as a result of reductions in crediting rates.  Partially offsetting these decreases for the current quarter ended September 30, 2010, the Company did not incur an other-than-temporary impairment charge on investment securities, while a $701,000 charge was recognized in the third quarter of 2009.

For the nine months ended September 30, 2010, non-interest income totaled $23.8 million, a decrease of $634,000, or 2.6%, compared to the same period in 2009.  Other income declined $1.3 million for the nine months ended September 30, 2010, compared with the same period in 2009, primarily as a result of a reduction in gains resulting from fewer loan sales and a non-recurring gain recognized on the sale of a Bank-owned parcel of land in 2009.  Fee income for the nine months ended September 30, 2010 decreased $710,000, or 3.9%, compared to the same period in 2009, primarily as a result of a decrease in equity fund income due to the redemption of equity fund holdings in late 2009.  In addition, net gains on securities transactions declined $541,000 for the nine months ended September 30, 2010, compared with the same period in 2009.  These net gains on securities transactions totaled $833,000 for the nine months ended September 30, 2010, compared with net gains of $1.4 million for the same period in 2009.  The Company recognized other-than-temporary impairment charges on securities of $170,000 and $1.5 million during the nine months ended September 30, 2010 and 2009, respectively.  Income related to Bank-owned life insurance increased $557,000 for the nine month period ended September 30, 2010, compared to the same period in 2009, as a result of appreciation in the cash surrender value and the receipt of policy claim proceeds in the second quarter of 2010.

Non-Interest Expense

For the three months ended September 30, 2010, non-interest expense decreased $1.9 million, or 5.3%, to $34.1 million, compared to $36.0 million for the three months ended September 30, 2009.  FDIC insurance expense decreased $617,000 for the three months ended September 30, 2010, compared with the same period in 2009.  Compensation and benefits expense decreased $493,000 for the three months ended September 30, 2010, compared with the same period in 2009, due to costs associated with the retirement of two senior executives in the prior year quarter.  This reduction was partially offset by an increase in the accrual for incentive compensation in the quarter ended September 30, 2010.  Amortization of intangibles decreased $273,000 for the three months ended September 30, 2010, compared with the same period of 2009, as a result of scheduled reductions in core deposit intangible amortization.  In addition, data processing expense decreased $180,000 for the three months ended September 30, 2010, compared with the same period in 2009, and other operating expenses decreased $166,000 for the quarter ended September 30, 2010, compared with the same period last year.

Non-interest expense for the nine months ended September 30, 2010 was $102.8 million.  Excluding the $152.5 million non-cash goodwill impairment charge recorded in the first quarter of 2009, non-interest expense decreased $4.6 million, or 4.3%, from $107.4 million for the nine months ended September 30, 2009.  FDIC insurance expense decreased $2.1 million for the nine months ended September 30, 2010, compared with the same period in 2009.  In the prior year period, a special assessment was imposed on the Company as part of an industry-wide plan to restore the deposit insurance fund.  The FDIC special assessment of $3.1 million was accrued during the quarter ended June 30, 2009 and paid September 30, 2009.  The decrease was partially offset by an increase in expense resulting from an increase in FDIC premium rates and a larger deposit base subject to assessment.  In addition, amortization of intangibles decreased $1.1 million for the nine months ended September 30, 2010, compared with the same period of 2009, as a result of scheduled reductions in core deposit intangible amortization and the non-recurring acceleration in core deposit intangible amortization related to the sale of branches in 2009.  Other operating expenses totaled $17.0 million for the nine months ended September 30, 2010, a decrease of $656,000 from the same prior year period.  This reduction was primarily due to non-recurring costs incurred in the nine months ended September 30, 2009 related to the dissolution of a real estate joint venture.

Asset Quality

Total non-performing loans at September 30, 2010 were $103.5 million, or 2.38% of total loans, compared with $93.2 million, or 2.15% of total loans at June 30, 2010, $84.5 million, or 1.93% of total loans at December 31, 2009, and $78.2 million, or 1.81% of total loans at September 30, 2009.  The $10.3 million increase in non-performing loans at September 30, 2010, compared with the trailing quarter, was attributable to a $10.6 million increase in non-performing commercial loans.  The increase was primarily due to a single relationship with a manufacturing entity that totaled $9.7 million, which is secured by real estate and business assets.  At September 30, 2010, impaired loans totaled $50.1 million with related specific reserves of $7.8 million, compared with impaired loans totaling $38.8 million with related specific reserves of $4.4 million at June 30, 2010.  At September 30, 2010, the Company’s allowance for loan losses was 1.58% of total loans, compared with 1.42% of total loans at June 30, 2010, 1.39% of total loans at December 31, 2009 and 1.29% of total loans at September 30, 2009.

The Company recorded provisions for loan losses of $8.6 million and $26.6 million for the three and nine months ended September 30, 2010, respectively, compared with provisions of $6.5 million and $18.1 million for the three and nine months ended September 30, 2009, respectively.  For the three and nine months ended September 30, 2010, the Company had net charge-offs of $1.3 million and $18.6 million, respectively, compared with net charge-offs of $2.8 and $10.1 million, respectively, for the same periods in 2009.  The allowance for loan losses increased $8.0 million to $68.8 million at September 30, 2010, from $60.7 million at December 31, 2009.  The increase in the loan loss provision for the three and nine months ended September 30, 2010, compared with the same periods in 2009, was attributable to an increase in non-performing loans, downgrades in credit risk ratings and an increase in commercial loans as a percentage of the loan portfolio to 54.3% at September 30, 2010, from 50.9% at September 30, 2009.  At September 30, 2010, the Company held $5.7 million of foreclosed assets, compared with $6.4 million at December 31, 2009.

Income Tax Expense

For the three months ended September 30, 2010, the Company’s income tax expense was $4.7 million, compared with $2.8 million for the same period in 2009.  For the nine months ended September 30, 2010, the Company’s income tax expense was $12.8 million, compared with $7.4 million for the same period in 2009.  The increase in income tax expense was attributable to higher pre-tax income and a higher effective tax rate. The Company’s effective tax rates were 25.9% and 25.4%, respectively, for the three and nine months ended September 30, 2010, compared with 24.1% and 23.6%, excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which was not tax deductible, for the three and nine months ended September 30, 2009, respectively.  The increase in the effective tax rate is attributable to a higher projection of taxable income for the full year 2010.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 81 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on October 29, 2010 regarding highlights of the Company’s third quarter 2010 financial results.  The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Condition
September 30, 2010 (Unaudited) and December 31, 2009
(Dollars in Thousands)

Assets	September 30, 2010	December 31, 2009
Cash and due from banks	$106,754	$120,823
Short-term investments	650	2,920
Total cash and cash equivalents	107,404	123,743

Investment securities held to maturity (fair value of
$350,664 at September 30, 2010 (unaudited) and $344,385 at December 31, 2009)	334,405	335,074
Securities available for sale, at fair value	1,375,781	1,333,163
Federal Home Loan Bank stock	34,629	34,276

Loans	4,344,657	4,384,194
Less allowance for loan losses	68,764	60,744
Net loans	4,275,893	4,323,450

Foreclosed assets, net	5,682	6,384
Banking premises and equipment, net	72,539	76,280
Accrued interest receivable	23,787	25,797
Intangible assets	355,028	358,058
Bank-owned life insurance	135,334	132,346
Other assets	61,813	87,601
Total assets	$6,782,295	$6,836,172

Liabilities and Stockholders’ Equity
Deposits:
Demand deposits	$2,687,168	$2,522,732
Savings deposits	887,606	868,835
Certificates of deposit of $100,000 or more	423,441	469,313
Other time deposits	906,341	1,038,297
Total deposits	4,904,556	4,899,177

Mortgage escrow deposits	18,639	18,713
Borrowed funds	903,610	999,233
Other liabilities	34,442	34,494
Total liabilities	5,861,247	5,951,617

Stockholders' Equity:
Preferred stock, $0.01 par value,
50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
83,209,293 shares issued and 59,922,431 shares outstanding at
September 30, 2010, and 59,821,850 shares outstanding at
December 31, 2009	832	832
Additional paid-in capital	1,016,659	1,014,856
Retained earnings	325,408	307,751
Accumulated other comprehensive income	22,825	7,731
Treasury stock at cost	(385,109)	(384,973)
Unallocated common stock held by Employee Stock
Ownership Plan	(59,567)	(61,642)
Common stock acquired by the Directors’ Deferred Fee Plan	(7,505)	(7,575)
Deferred compensation – Directors’ Deferred Fee Plan	7,505	7,575
Total stockholders’ equity	921,048	884,555
Total liabilities and stockholders’
equity	$6,782,295	$6,836,172

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2010 and 2009 (Unaudited)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest income:
Real estate secured loans	$40,426	$39,286	$120,360	$119,566
Commercial loans	10,457	11,108	30,964	32,176
Consumer loans	7,085	7,722	21,487	23,819
Investment securities	3,166	3,327	9,633	10,119
Securities available for sale and FHLB stock	10,683	11,497	33,649	32,876
Other short-term investments	—	1	—	13
Deposits	80	98	222	215
Federal funds sold	—	—	—	24
Total interest income	71,897	73,039	216,315	218,808

Interest expense:
Deposits	11,571	18,807	37,341	58,136
Borrowed funds	7,291	8,922	23,030	28,266
Total interest expense	18,862	27,729	60,371	86,402
Net interest income	53,035	45,310	155,944	132,406

Provision for loan losses	8,600	6,500	26,600	18,100

Net interest income after
provision for loan losses	44,435	38,810	129,344	114,306

Non-interest income:
Fees	6,017	6,652	17,637	18,347
Bank-owned life insurance	1,288	1,438	4,514	3,957
Net gain on securities transactions	16	195	833	1,374

Other-than-temporary impairment losses on securities	—	(701)	(3,116)	(6,167)
Portion of loss recognized in other comprehensive income (before taxes)	—	—	2,946	4,665
Net impairment losses on securities recognized in earnings	—	(701)	(170)	(1,502)

Other income	482	1,004	971	2,243
Total non-interest income	7,803	8,588	23,785	24,419

Non-interest expense:
Goodwill impairment	—	—	—	152,502
Compensation and employee benefits	17,764	18,257	52,589	52,518
Net occupancy expense	4,884	4,966	14,942	15,270
Data processing expense	2,174	2,354	6,699	7,010
FDIC Insurance	1,833	2,450	5,667	7,810
Advertising and promotion	1,037	1,117	2,923	3,147
Amortization of intangibles	842	1,115	2,966	4,020
Other operating expenses	5,547	5,713	16,988	17,644
Total non-interest expense	34,081	35,972	102,774	259,921
Income (loss) before income tax expense	18,157	11,426	50,355	(121,196)
Income tax expense	4,694	2,750	12,765	7,402
Net income (loss)	$13,463	$8,676	$37,590	$(128,598)

Basic earnings (loss) per share	$0.24	$0.15	$0.66	$(2.29)
Average basic shares outstanding	56,610,647	56,311,141	56,533,545	56,240,746

Diluted earnings (loss) per share	$0.24	$0.15	$0.66	$(2.29)
Average diluted shares outstanding	56,610,647	56,311,141	56,533,545	56,240,746

PROVIDENT FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except share data) (Unaudited)
	At or for the Three Months Ended September 30,		At or for the Nine Months Ended September 30,

	2010	2009	2010	2009
STATEMENTS OF OPERATIONS:
Net interest income	$53,035	$45,310	$155,944	$132,406
Provision for loan losses	8,600	6,500	26,600	18,100
Non-interest income	7,803	8,588	23,785	24,419
Non-interest expense (1)	34,081	35,972	102,774	107,419
Operating income before income tax expense (2)	18,157	11,426	50,355	31,306
Operating income (2)	13,463	8,676	37,590	23,904
Goodwill impairment charge	—	—	—	152,502
Net income (loss)	13,463	8,676	37,590	(128,598)
Operating basic and diluted earnings per share (1)	$0.24	$0.15	$0.66	$0.43
Per share impact of goodwill impairment charge	—	—	—	$(2.71)
Basic and diluted earnings (loss) per share	$0.24	$0.15	$0.66	$(2.29)
Interest rate spread	3.32%	2.77%	3.26%	2.76%
Net interest margin	3.50%	3.01%	3.45%	3.02%

PROFITABILITY:
Annualized return on average assets (1)	0.79%	0.51%	0.74%	0.48%
Annualized return on average equity (1)	5.81%	3.92%	5.55%	3.46%
Annualized non-interest expense to average assets (1)	2.00%	2.12%	2.03%	2.17%
Efficiency ratio (1), (3)	56.02%	66.74%	57.18%	68.50%

ASSET QUALITY:
Non-accrual loans			$103,510	$78,232
90+ and still accruing loans			—	—
Non-performing loans			103,510	78,232
Foreclosed assets			5,682	7,044
Non-performing loans to
total loans			2.38%	1.81%
Non-performing assets to
total assets			1.61%	1.25%
Allowance for loan losses			$68,764	$55,731
Allowance for loan losses to
non-performing loans			66.43%	71.24%
Allowance for loan losses to
total loans			1.58%	1.29%

AVERAGE BALANCE SHEET DATA:
Assets	$6,768,690	$6,727,683	$6,769,162	$6,605,478
Loans, net	4,252,198	4,285,034	4,266,402	4,308,987
Earning assets	6,044,710	6,007,418	6,040,489	5,841,099
Core deposits	3,520,564	3,122,561	3,468,413	2,909,058
Borrowings	917,076	1,012,184	943,390	1,072,858
Interest-bearing liabilities	5,271,933	5,318,038	5,299,019	5,162,803
Stockholders’ equity	919,077	877,875	905,150	923,357
Average yield on interest-earning assets	4.74%	4.84%	4.78%	5.00%
Average cost of interest-bearing liabilities	1.42%	2.07%	1.52%	2.24%

Notes
(1) Excluding a $152.2 million non-cash goodwill impairment charge for the nine months ended September 30, 2009.
(2) Operating Income Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net income (loss)	$13,463	$8,676	$37,590	$(128,598)
Goodwill impairment	—	—	—	152,502
Operating income	$13,463	$8,676	$37,590	$23,904

(3) Efficiency Ratio Calculation
	Three Months Ended September 30,		Nine Months Ended September30,
	2010	2009	2010	2009
Net interest income	$53,035	$45,310	$155,944	$132,406
Non-interest income	7,803	8,588	23,785	24,419
Total income	$60,838	$53,898	$179,729	$156,825

Non-interest expense (1)	$34,081	$35,972	$102,774	$107,419

Expense/Income:	56.02%	66.74%	57.18%	68.50%

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	September 30, 2010				June 30, 2010
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$126,661		$80	0.25%	$115,592		$72	0.25%
Federal Funds Sold and
Other Short-Term Investments	1,772		-	0.01	2,682			0.01
Investment Securities (1)	332,888		3,166	3.80	333,329		3,218	3.86
Securities Available for Sale	1,295,983		10,289	3.18	1,250,489		10,843	3.47
Federal Home Loan Bank Stock	35,208		394	4.44	34,329		362	4.23
Net Loans (2)
Total Mortgage Loans	2,982,551		40,426	5.40	2,978,512		40,220	5.41
Total Commercial Loans	705,135		10,457	5.88	712,443		10,170	5.73
Total Consumer Loans	564,512		7,085	4.96	570,335		7,126	5.01
Total Interest-Earning Assets	6,044,710		71,897	4.74	5,997,711		72,011	4.81

Non-Interest-Earning Assets:
Cash and Due from Banks	87,488				94,960
Other Assets	636,492				651,756
Total Assets	$6,768,690				$6,744,427

Interest-Bearing Liabilities:
Demand Deposits	$2,096,265		4,476	0.85%	$2,065,300		4,798	0.93%
Savings Deposits	894,724		1,014	0.45	889,736		1,050	0.47
Time Deposits	1,363,868		6,081	1.77	1,392,841		6,416	1.85
Total Deposits	4,354,857		11,571	1.05	4,347,877		12,264	1.13

Total Borrowings	917,076		7,291	3.15	931,795		7,606	3.27
Total Interest-Bearing Liabilities	5,271,933		18,862	1.42	5,279,672		19,870	1.51

Non-Interest-Bearing Liabilities	577,680				562,532
Total Liabilities	5,849,613				5,842,204
Stockholders’ Equity	919,077				902,223
Total Liabilities & Stockholders’ Equity	$6,768,690				$6,744,427

Net interest income			$53,035				$52,141

Net interest rate spread				3.32%				3.30%
Net interest-earning assets	$772,777				$718,039

Net interest margin (3)				3.50%				3.48%
Ratio of interest-earning assets to
interest-bearing liabilities	1.15	x			1.14	x

(1) Average outstanding balance amounts shown are amortized cost.

(2)  Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	3.11%	3.34%	3.37%	3.40%	3.47%
Net Loans	5.42%	5.41%	5.40%	5.39%	5.40%
Total Interest-Earning Assets	4.74%	4.81%	4.80%	4.79%	4.84%

Interest-Bearing Liabilities:
Total Deposits	1.05%	1.13%	1.26%	1.47%	1.73%
Total Borrowings	3.15%	3.27%	3.36%	3.43%	3.50%
Total Interest-Bearing Liabilities	1.42%	1.51%	1.64%	1.83%	2.07%

Interest Rate Spread	3.32%	3.30%	3.16%	2.96%	2.77%
Net Interest Margin	3.50%	3.48%	3.35%	3.16%	3.01%
Ratio of Interest-Earning Assets to
Interest-Bearing Liabilities	1.15x	1.14x	1.14x	1.13x	1.13x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	September 30, 2010				September 30, 2009
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$118,380		$222	0.25%	$115,006		$215	0.25%
Federal Funds Sold and
Other Short-Term Investments	2,384		—	0.01	33,258		37	0.15
Investment Securities (1)	333,367		9,633	3.85	340,032		10,119	3.97
Securities Available for Sale	1,285,272		32,405	3.36	1,007,469		31,520	4.17
Federal Home Loan Bank Stock	34,684		1,244	4.80	36,347		1,356	4.99
Net Loans (2)
Total Mortgage Loans	2,978,981		120,360	5.39	2,975,721		119,566	5.36
Total Commercial Loans	716,370		30,964	5.78	729,263		32,176	5.90
Total Consumer Loans	571,051		21,487	5.03	604,003		23,819	5.27
Total Interest-Earning Assets	6,040,489		216,315	4.78	5,841,099		218,808	5.00

Non-Interest-Earning Assets:
Cash and Due from Banks	78,556				87,762
Other Assets	650,117				676,617
Total Assets	$6,769,162				$6,605,478

Interest-Bearing Liabilities:
Demand Deposits	$2,063,915		14,172	0.92%	$1,561,951		17,012	1.46%
Savings Deposits	885,575		3,172	0.48	875,710		5,119	0.78
Time Deposits	1,406,139		19,997	1.90	1,652,284		36,005	2.91
Total Deposits	4,355,629		37,341	1.15	4,089,945		58,136	1.90

Total Borrowings	943,390		23,030	3.26	1,072,858		28,266	3.52
Total Interest-Bearing Liabilities	5,299,019		60,371	1.52	5,162,803		86,402	2.24

Non-Interest-Bearing Liabilities	564,993				519,318
Total Liabilities	5,864,012				5,682,121
Stockholders’ Equity	905,150				923,357
Total Liabilities & Stockholders' Equity	$6,769,162				$6,605,478

Net interest income			$155,944				$132,406

Net interest rate spread				3.26%				2.76%
Net interest-earning assets	$741,470				$678,296

Net interest margin (3)				3.45%				3.02%
Ratio of interest-earning assets to
interest-bearing liabilities	1.14	x			1.13	x

(1) Average outstanding balance amounts shown are amortized cost

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts andinclude non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

	Nine Months Ended
	9/30/10	9/30/09	9/30/08
Interest-Earning Assets:
Securities	3.27%	3.76%	4.64%
Net Loans	5.41%	5.44%	5.81%
Total Interest-Earning Assets	4.78%	5.00%	5.54%

Interest-Bearing Liabilities:
Total Deposits	1.15%	1.90%	2.49%
Total Borrowings	3.26%	3.52%	3.83%
Total Interest-Bearing Liabilities	1.52%	2.24%	2.80%

Interest Rate Spread	3.26%	2.76%	2.74%
Net Interest Margin	3.45%	3.02%	3.08%
Ratio of Interest-Earning Assets to
Total Interest-Bearing Liabilities	1.14x	1.13x	1.14x